SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 23, 2006 (January 17, 2006)

WINWIN GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117

Address of Principal Executive Offices
Zip Code

(702) 212-4530

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 5, 2005, WinWin Gaming, Inc. (the “Company”) reported its entry into a Joint Venture Agreement (the “Joint Venture Agreement”) with Solidus Networks, Inc., d/b/a PayByTouch Solutions (“PBT”), pursuant to which, PBT loaned the Company one million dollars ($1,000,000). The Company also issued and delivered a Secured Promissory Note (the “Note”) in favor of PBT evidencing the Loan, which, as amended to date, requires repayment in full on January 31, 2006, at an interest rate of fifteen percent (15%) on all outstanding principal and at a rate of seventeen percent (17%) after default.

On January 17, 2006, the Company executed and delivered an Amended and Restated Secured Promissory Note (the “Amended and Restated Note”) to PBT which amends, restates and supercedes the Note. The Amended and Restated Note (a) increases the principal amount to two and one-half million dollars ($2,500,000) (the “New Principal”), payable in full on March 31, 2006, and (b) changes the annual interest rate on all outstanding principal as of January 17, 2006, to eight percent (8%) and ten percent (10%) after default. However, the Company remains obligated to pay an annual interest rate of fifteen percent (15%) on one million dollars ($1,000,000) of the New Principal, for the period from September 30, 2005 through, but not including, January 17, 2006.

The Amended and Restated Note is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03(a) Creation of a Direct Financial Obligation.

See Item 1.01 above, which is incorporated herein by reference.

2

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Secured Promissory Note, dated January 17, 2006, by WinWin Gaming, Inc. to Solidus Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINWIN GAMING, INC.

Date: January 23, 2006	By:	/s/ Mark M. Galvin
Mark M. Galvin, Chief Operating Officer, EVP

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Secured Promissory Note, dated January 17, 2006, by WinWin Gaming, Inc. to Solidus Networks, Inc.